Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company’s previously filed Registration Statements on Form S-8 (SEC File No. 333-07043 and 333-70451).

/s/ARTHUR ANDERSEN LLP

San Antonio, Texas

April 1, 2002